------------------------------------------





                                 WHITTED FOREST
                               LIMITED PARTNERSHIP
                            FINANCIAL STATEMENTS WITH
                          INDEPENDENT AUDITORS' REPORT
                     Years Ended December 31, 2003 and 2002




                  ------------------------------------------


































                                  COSTELLO HILL
                                & COMPANY, L.L.P.
                          Certified Public Accountants

                                    CONTENTS



                                                                           PAGES

INDEPENDENT AUDITORS' REPORT.................................................. 1


                              FINANCIAL STATEMENTS

BALANCE SHEETS................................................................ 2

STATEMENTS OF OPERATIONS...................................................... 3

STATEMENTS OF PARTNERS' EQUITY................................................ 4

STATEMENTS OF CASH FLOWS...................................................... 5

NOTES TO FINANCIAL STATEMENTS...........................................   6 - 9


                            SUPPLEMENTAL INFORMATION

Schedules of Administrative, Utilities, Maintenance,
   Taxes, Insurance, and Interest Expense ....................................10

                          INDEPENDENT AUDITORS' REPORT


To the Partners
Whitted Forest Limited Partnership
Hillsborough, North Carolina


We have audited the accompanying balance sheets of Whitted Forest Limited Partnership as of December 31, 2003 and 2002, and the related statements of operations, partners' equity, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitted Forest Limited Partnership as of December 31, 2003 and 2002, and the results of its operations, changes in partners' equity, and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information on page 10 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                           _____________________________________
                                           Certified Public Accountants
January 16, 2004



WHITTED FOREST LIMITED PARTNERSHIP
Balance Sheets
December 31, 2003 and 2002
-----------------------------------------------------------------------------------------------------------------


                                     ASSETS

                                                                                       2003            2002
                                                                              ----------------   ----------------
Current Assets
   Cash                                                                       $         20 788   $         18 401
   Accounts receivable - tenants                                                         1 523              2 269
   Prepaid expenses                                                                      5 000              4 327
                                                                              ----------------   ----------------
               Total Current Assets                                           $         27 311   $         24 997
                                                                              ----------------   ----------------
Restricted Deposits and Funded Reserves
   Tenants' security deposits                                                 $         10 800   $          9 900
   Real estate tax and insurance escrow                                                 11 320             11 869
   Capital reserve escrow                                                               29 938             29 076
                                                                              ----------------   ----------------
                                                                              $         52 058   $         50 845
                                                                              ----------------   ----------------
Rental Property
   Buildings                                                                  $      1 786 607   $      1 786 607
   Furniture and equipment                                                             129 438            123 654
                                                                              ----------------   ----------------
                                                                              $      1 916 045   $      1 910 261
   Less:  Accumulated depreciation                                                     440 312            391 578
                                                                              ----------------   ----------------
                                                                              $      1 475 733   $      1 518 683
   Land                                                                                117 400            117 400
                                                                              ----------------   ----------------
                                                                              $      1 593 133   $      1 636 083
                                                                              ----------------   ----------------
Other Assets
   Mortgage costs, less accumulated amortization
     of $6,112 in 2003 and $5,406 in 2002                                     $          8 014   $          8 720
                                                                              ----------------   ----------------
                                                                              $      1 680 516   $      1 720 645
                                                                              ================   ================

                        LIABILITIES AND PARTNERS' EQUITY
Current Liabilities
   Current maturities of long-term debt                                       $         21 683   $         20 708
   Accounts payable                                                                      3 453              1 960
   Accrued interest payable                                                              1 599              5 475
   Prepaid rental income                                                                 1 226                427
                                                                              ----------------   ----------------
               Total Current Liabilities                                      $         27 961   $         28 570
                                                                              ----------------   ----------------
Deposits and Prepayment Liabilities
   Tenants' security deposits                                                 $         10 800   $          9 900
                                                                              ----------------   ----------------

Long-Term Liabilities
   Mortgages payable                                                          $        951 215   $        973 261
   Less:  Current maturities                                                            21 683             20 708
                                                                              ----------------   ----------------
                                                                              $        929 532   $        952 553
                                                                              ----------------   ----------------
               Total Liabilities                                              $        968 293   $        991 023
Partners' Equity                                                                       712 223            729 622
                                                                              ----------------   ----------------
                                                                              $      1 680 516   $      1 720 645
                                                                              ================   ================


The accompanying notes are an integral part of these statements.
-----------------------------------------------------------------------------------------------------------------


WHITTED FOREST LIMITED PARTNERSHIP
Statements of Operations
Years Ended December 31, 2003 and 2002
------------------------------------------------------------------------------------------------------------------


                                                                                        2003             2002
                                                                                 ----------------  ---------------
Revenue
   Rents                                                                         $       187 621   $      181 193
   Late fees, deposit forfeitures, etc.                                                    4 010            5 858
   Interest income                                                                           351              349
                                                                                 ----------------  ---------------

                                                                                 $       191 982   $      187 400
                                                                                 ----------------  ---------------

Expenses
   Administrative                                                                $        20 453   $       26 508
   Utilities                                                                              22 796           27 857
   Management fee                                                                         14 280           14 280
   Maintenance                                                                   $        41 452           37 964
   Taxes                                                                                   4 042            3 417
   Insurance                                                                              10 021            9 317
   Interest                                                                               46 897           47 831
   Depreciation and amortization                                                          49 440           49 602
                                                                                 ----------------  ---------------

                                                                                 $       209 381   $      216 776
                                                                                 ----------------  ---------------

               Net Income (Loss)                                                 $       (17 399)  $      (29 376)
                                                                                 ================  ===============














The accompanying notes are an integral part of these statements.
-----------------------------------------------------------------------------------------------------------------


WHITTED FOREST LIMITED PARTNERSHIP
Statements of Partners' Equity
Years Ended December 31, 2003 and 2002
------------------------------------------------------------------------------------------------------------------


                                                                                     General           Limited
                                                                     Total           Partner           Partner
                                                               ----------------  ----------------  ---------------

Partners' Equity, December 31, 2001                            $       758 998   $       241 073   $      517 925

   Net income (loss)                                                   (29 376)             (294)         (29 082)
                                                               ----------------  ----------------  ---------------

Partners' Equity, December 31, 2002                            $       729 622   $       240 779   $      488 843

   Net income (loss)                                                   (17 399)             (174)         (17 225)
                                                               ----------------  ----------------  ---------------

Partners' Equity, December 31, 2003                            $       712 223   $       240 605   $      471 618
                                                               ================  ================  ===============

Profit and Loss Percentages                                               100%                1%               99%
                                                               ================  ================  ===============






The accompanying notes are an integral part of these statements.
------------------------------------------------------------------------------------------------------------------


WHITTED FOREST LIMITED PARTNERSHIP
Statements of Cash Flows
Years Ended December 31, 2003 and 2002
-----------------------------------------------------------------------------------------------------------------


                           INCREASE (DECREASE) IN CASH

                                                                                       2003              2002
                                                                                 ---------------   --------------

Cash Flows from Operating Activities
   Net income (loss)                                                             $       (17 399)  $     (29 376)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
         Depreciation                                                                     48 734          48 896
         Amortization                                                                        706             706
         (Increase) decrease in accounts
           receivable - tenants                                                              746           (1669)
         (Increase) decrease in prepaid expense                                             (673)           (370)
         (Increase) decrease in real estate tax
           and insurance escrow                                                              549          (1 511)
         Increase (decrease) in accounts
           payable - trade                                                                 1 493          (2 552)
         Increase (decrease) in accrued
           interest payable                                                               (3 876)           (114)
         Increase (decrease) in prepaid
           rental income                                                                     799             134
                                                                                 ---------------   -------------

               Net cash provided by
                 operating activities                                            $        31 079   $      14 144
                                                                                 ---------------   -------------

Cash Flows from Investing Activities
   Deposits to reserve for replacements                                          $        (9 740)  $      (8 862)
   Funds released from reserve for replacements                                            8 878           1 000
   Purchase of rental property                                                            (5 784)              -
                                                                                 ---------------   -------------

               Net cash used in
                 investing activities                                            $        (6 646)  $      (7 862)
                                                                                 ---------------   -------------
Cash Flows from Financing Activities
   Principal payments on loans                                                   $       (22 046)  $     (19 923)
                                                                                 ---------------   -------------

               Net Increase (Decrease) in Cash                                   $         2 387   $     (13 641)

Cash - Beginning                                                                          18 401          32 042
                                                                                 ---------------   -------------

Cash - Ending                                                                    $        20 788   $      18 401
                                                                                 ===============   =============


                SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for interest                                           $        50 773   $      47 946
                                                                                 ===============   =============

The accompanying notes are an integral part of these statements.
----------------------------------------------------------------------------------------------------------------

WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2003 and 2002
--------------------------------------------------------------------------------


NOTE A.        ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Whitted Forest Limited Partnership was organized in 1990 as a limited partnership to develop, construct, own, maintain and operate a 35-unit rental housing project for persons of low and moderate income. The project is located in Hillsborough, North Carolina and is currently known as Whitted Forest Apartments. The major activities of the partnership are governed by the partnership agreement and loan agreements with Central Carolina Bank and Orange County, North Carolina. Annual distributions to the partners are limited by the partnership and loan agreements to cash flow from operations, computed after the funding of reserves for replacement.

               Basis of Accounting

               The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

               Capitalization and Depreciation

               Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

               Amortization

               Mortgage costs are amortized over the term of the mortgage loan using the straight-line method.

               Income  Taxes

               No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

               Rental Income

               Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases.

               Concentration  of Credit Risk

               The partnership maintains its cash in bank deposit accounts at high credit-quality financial institutions. The balances, at times, may exceed federally insured limits.
--------------------------------------------------------------------------------

WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2003 and 2002
--------------------------------------------------------------------------------


NOTE A.        ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
               (Concluded)

               Use of Estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B.        PARTNERS' CAPITAL CONTRIBUTIONS

               The partnership has one general partner and one limited partner. Total limited partner contributions in accordance with the partnership agreement are $684,876, all of which have been paid.

NOTE C.        LONG-TERM DEBT

               The project is financed by two mortgages. The first mortgage loan in the original amount of $825,000 is with Central Carolina Bank. For the first ten years of its term, this loan is payable in monthly installments of $4,950, including interest at 6%. Beginning in July 2005, the interest rate increases to 8% and the monthly payment increases to $6,056. The remaining principal balance is payable in full in 2014. The second mortgage loan in the original amount of $250,000 is payable to Orange County, North Carolina. For the first five years of the loan, the interest rate was 0% and no payments were required. Beginning in 2000, the loan carries a 1% interest rate and requires annual payments of $8,469. In 2005, the interest rate increases to 3% and the annual payments increase to $11,108. The remaining balance of the loan is payable in full in 2014.

               The partnership and loan agreements require the establishment of a capital reserve account. The reserve is to be funded in annual amounts equal to one-half of one percent of the first mortgage loan. The reserve has been properly funded since the closing of the mortgage loan.

               Both mortgage loans are nonrecourse, secured by deeds of trust on the real estate. Each loan contains restrictions as to tenant eligibility and continuing qualification for low-income housing tax credits.

               Maturities of long-term debt over the next five years are as follows:

               2004                                                $      21 683
               2005                                                       27 685
               2006                                                       36 203
               2007                                                       38 321
               2008                                                       40 568

--------------------------------------------------------------------------------

WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2003 and 2002
--------------------------------------------------------------------------------


NOTE D.        TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

               Management Fee

               In accordance with the partnership agreement, the partnership paid MGT, Inc., an affiliate of the general partner, a management fee of $14,280 in 2003 and 2002 for services rendered in connection with the leasing and operation of the project.

               Amounts Due to Related Parties

               Amounts due to related parties at December 31, 2003 and 2002 consist of the following:

                                                        2003            2002
                                                   -------------   -------------

               MGT, Inc., an affiliate of the general
               partner, for management fees and other
               expenses                            $       2 089   $           -
                                                   =============   =============

NOTE E.        PARTNERSHIP PROFITS AND LOSSES AND DISTRIBUTIONS

               All profits and losses are allocated 1% to the general partner and 99% to the limited partner.

               Cash flow from operations is defined in the partnership agreement as the sum of all cash receipts less cash disbursements for operating expenses, capital reserve funding, debt payments, and capital expenditures to the extent not paid from borrowing or reserves.

               Cash flow from operations is distributable annually, with 33% to the investor limited partner, 27% to the general partner, and 40% to the project developer.

               Gain, if any, from a sale or refinancing is allocable as follows:

               1. To all partners having negative balances in their capital accounts prior to the distribution of any sale or refinancing proceeds, an amount of such gain to increase their negative balance to zero;

               2. To the limited partner in an amount sufficient to increase its capital account to an amount equal to its capital contribution;

               3. The remainder of such gain, if any, 99% to the limited investor partner and 1% to the general partner.

               Loss from a sale or refinancing is allocable first to offset any positive capital account balances, then 99% to the limited investor partner and 1% to the general partner.
--------------------------------------------------------------------------------
                                       8



WHITTED FOREST LIMITED PARTNERSHIP
Notes to Financial Statements
December 31, 2003 and 2002
-----------------------------------------------------------------------------------------------------------------


NOTE F.       TAXABLE INCOME (LOSS)

              A reconciliation of financial statement net earnings (loss) to taxable income (loss) of the partnership is as follows:

                                                                                          2003           2002
                                                                                    -------------   ------------

              Financial statement net earnings (loss)                               $     (17 399)  $    (29 376)

              Adjustments
                Excess of depreciation for income tax
                purposes over financial reporting purposes                                (21 849)       (19 327)
                                                                                    -------------   ------------


                        Taxable Income (Loss)
                        as Shown on Tax Return                                      $     (39 248)  $    (48 703)
                                                                                    =============   ============



----------------------------------------------------------------------------------------------------------------

                            SUPPLEMENTAL INFORMATION




WHITTED FOREST LIMITED PARTNERSHIP
Schedules of Administrative, Utilities, Maintenance, Taxes, Insurance, and
  Interest Expense
Years Ended December 31, 2003 and 2002
-----------------------------------------------------------------------------------------------------------------



                                                                                         2003            2002
                                                                                    -------------   -------------

Administrative Expense
   Manager salaries                                                                 $      12 960   $      12 692
   Auditing                                                                                 3 942           3 850
   Telephone                                                                                1 835           2 800
   Office supplies                                                                          1 477           2 927
   Service coordinator                                                                          -           4 000
   Advertising                                                                                239             239
                                                                                    -------------   -------------

                                                                                    $      20 453   $      26 508
                                                                                    =============   =============

Utilities
   Electricity                                                                      $       7 346   $       6 102
   Water                                                                                   15 450          21 755
                                                                                    -------------   -------------

                                                                                    $      22 796   $      27 857
                                                                                    =============   =============

Maintenance Expenses
   Grounds contract                                                                 $       6 627   $       6 800
   Repairs contract                                                                        18 474          17 347
   Garbage and trash                                                                        3 477           1 519
   Maintenance supplies                                                                     5 624           7 444
   Janitor/cleaning                                                                         7 250           4 854
                                                                                    -------------   -------------

                                                                                    $      41 452   $      37 964
                                                                                    =============   =============

Taxes
   Payroll taxes                                                                    $       4 042   $       3 417
                                                                                    =============   =============

Insurance Expense
   Property insurance                                                               $       8 248   $       7 397
   Employee health                                                                          1 773           1 920
                                                                                    -------------   -------------

                                                                                    $      10 021   $       9 317
                                                                                    =============   =============

Interest Expense
   Interest on mortgage                                                             $      46 897   $      47 831
                                                                                    =============   =============



The accompanying notes are an integral part of these statements.
-----------------------------------------------------------------------------------------------------------------

                                       10